Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 27, 2009 (August 10, 2009 as to the effects of the adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51, and FASB Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities), relating to the consolidated and combined financial statements of The Blackstone Group L.P. and subsidiaries (“Blackstone”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adjustment for the effects of the adoption of (1) Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements–an amendment of Accounting Research Bulletin No. 51, and (2) FASB Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities), and the effectiveness of Blackstone’s internal control over financial reporting, appearing in this Form 8-K of Blackstone for the year ended December 31, 2008:

Registration Statement No. 333-157623 (Common Units Representing Limited Partnership Interests) on Form S-3ASR

Registration Statement No. 333-151853 (Common Units Representing Limited Partnership Interests) on Form S-3ASR

Registration Statement No. 333-157635 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8

Registration Statement No. 333-143948 (The Blackstone Group L.P. 2007 Equity Incentive Plan) on Form S-8

/s/ Deloitte & Touche LLP

New York, New York
August 10, 2009